Exhibit 2.1               AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                          KEARNY FEDERAL SAVINGS BANK

                                      And

                             KEARNY FINANCIAL CORP.

                                      And

                                   KEARNY MHC

                                      And

                              PULASKI SAVINGS BANK

                                      And

                              PULASKI BANCORP, INC.

                                      And

                             PULASKI BANCORP, M.H.C.



                          Dated as of January 10, 2002



                                            AGREEMENT AND PLAN OF MERGER

                                                     ARTICLE I
                                                CERTAIN DEFINITIONS
Section 1.01      Definitions......................................................................................

                                                    ARTICLE II
                                          THE MERGER AND RELATED MATTERS

Section 2.01      Effects of Merger; Surviving Institutions........................................................
Section 2.02      Conversion and Cancellation of Shares; Effect on Members.........................................
Section 2.03      Exchange Procedures..............................................................................
Section 2.04      Cancellation of Pulaski Bancorp Stock Options and Restricted Stock...............................
Section 2.05      Advisory Board of Directors......................................................................
Section 2.06      Availability of Information......................................................................
Section 2.07      Employment and Non-Competition Agreements........................................................
Section 2.08      Employees........................................................................................
Section 2.09      Employee Stock Ownership Plan (the "ESOP") and Directors Retirement Plan.........................

                                                    ARTICLE III
                                         REPRESENTATIONS AND WARRANTIES OF
                                 PULASKI SAVINGS, PULASKI BANCORP AND PULASKI MHC

Section 3.01      Organization.....................................................................................
Section 3.02      Capitalization...................................................................................
Section 3.03      Authority; No Violation..........................................................................
Section 3.04      Consents.........................................................................................
Section 3.05      Financial Statements.............................................................................
Section 3.06      Taxes............................................................................................
Section 3.07      No Material Adverse Effect.......................................................................
Section 3.08      Contracts........................................................................................
Section 3.09      Ownership of Property; Insurance Coverage........................................................
Section 3.10      Legal Proceedings................................................................................
Section 3.11      Compliance With Applicable Law...................................................................
Section 3.12      ERISA............................................................................................
Section 3.13      Brokers, Finders and Financial Advisors..........................................................
Section 3.14      Environmental Matters............................................................................
Section 3.15      Loan Portfolio...................................................................................
Section 3.16      Information to be Supplied.......................................................................
Section 3.17      Securities Documents.............................................................................
Section 3.18      Related Party Transactions.......................................................................
Section 3.19      Schedule of Termination Benefits.................................................................
Section 3.20      Deposits.........................................................................................
Section 3.21      Fairness Opinion.................................................................................




Section 3.22      Antitakeover Provisions Inapplicable; Required Vote of Stockholders..............................
Section 3.23      Derivative Transactions..........................................................................

                                                    ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES OF KEARNY

Section 4.01      Organization.....................................................................................
Section 4.02      Authority; No Violation..........................................................................
Section 4.03      Consents.........................................................................................
Section 4.04      Compliance With Applicable Law...................................................................
Section 4.05      Information to be Supplied.......................................................................
Section 4.06      Financing........................................................................................
Section 4.07      Regulatory Approvals.............................................................................
Section 4.08      Legal Proceedings................................................................................
Section 4.09      Kearny Financial Statements......................................................................
Section 4.10      Kearny Benefit Plans.............................................................................
Section 4.11      Absence of Certain Changes.......................................................................

                                                     ARTICLE V
                                             COVENANTS OF THE PARTIES

Section 5.01      Conduct of Pulaski's Business....................................................................
Section 5.02      Access; Confidentiality..........................................................................
Section 5.03      Regulatory Matters and Consents..................................................................
Section 5.04      Taking of Necessary Action.......................................................................
Section 5.05      Certain Agreements...............................................................................
Section 5.06      No Other Bids and Related Matters................................................................
Section 5.07      Duty to Advise; Duty to Update the Pulaski Disclosure Schedules..................................
Section 5.08      Conduct of Kearny's Business.....................................................................
Section 5.09      Board and Committee Minutes......................................................................
Section 5.10      Undertakings by the Parties......................................................................
Section 5.11      Employee and Termination Benefits; Directors and Management......................................
Section 5.12      Duty to Advise; Duty to Update Kearny Disclosure Schedules.......................................

                                                    ARTICLE VI
                                                    CONDITIONS

Section 6.01      Conditions to Obligations of Pulaski Under this Agreement........................................
Section 6.02      Conditions to the Obligations of Kearny  Under this Agreement....................................

                                                    ARTICLE VII
                                         TERMINATION, WAIVER AND AMENDMENT

Section 7.01      Termination......................................................................................
Section 7.02      Effect of Termination............................................................................




                                                   ARTICLE VIII
                                                   MISCELLANEOUS

Section 8.01      Expenses.........................................................................................
Section 8.02      Non-Survival of Representations and Warranties...................................................
Section 8.03      Amendment, Extension and Waiver..................................................................
Section 8.04      Entire Agreement.................................................................................
Section 8.05      No Assignment....................................................................................
Section 8.06      Notices..........................................................................................
Section 8.07      Captions.........................................................................................
Section 8.08      Counterparts.....................................................................................
Section 8.09      Severability.....................................................................................
Section 8.10      Governing Law....................................................................................
Section 8.11      Specific Performance.............................................................................


Exhibits:

         Exhibit A                  Form of merger agreement relating to the Corporate Merger
         Exhibit B                  Form of merger agreement relating to the Mid-Tier Merger
         Exhibit C                  Form of merger agreement relating to the MHC Merger
         Exhibit D                  Form of merger agreement relating to the Bank Merger
         Exhibit E                  Form of Pulaski Voting Agreement
         Exhibit 6.1                Form of Opinion of Counsel for Kearny
         Exhibit 6.2                Form of Opinion of Counsel for Pulaski

                                                        iii


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 10, 2002, is by and between (i) Kearny Federal Savings Bank, a Federal chartered savings bank ("Bank"), Kearny Financial Corp. ("Corporation"), a Federal MHC subsidiary holding company and the parent corporation of Bank, Kearny MHC ("MHC"), the mutual holding company of the Bank and the parent company of Corporation, and (ii) Pulaski Savings Bank, a Federal chartered savings bank ("Pulaski Savings"), Pulaski Bancorp, Inc., a Federal MHC subsidiary holding company ("Pulaski Bancorp"), and Pulaski Bancorp, M.H.C., a Federal chartered mutual holding company ("Pulaski MHC"). Each of Bank, Corporation, MHC, Pulaski Savings, Pulaski Bancorp and Pulaski MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

         1. Kearny Federal Savings Bank is a stock savings bank with its principal offices located in Kearny, New Jersey, and Corporation is its parent company and MHC is Corporation's parent company and the mutual holding company for Bank.

         2. Pulaski MHC owns a majority of the outstanding capital stock of Pulaski Bancorp, which owns all of the outstanding capital stock of Pulaski Savings. Pulaski Savings, Pulaski Bancorp and Pulaski MHC all have their principal offices in Springfield, New Jersey.

         3. The Boards of Directors of the respective parties deem it advisable and in the best interests of the parties, including the members of MHC and Pulaski MHC, and the stockholders of Pulaski Bancorp, for the following merger transactions: (i) Pulaski Bancorp will merge with Corporation Merger Sub (a wholly owned subsidiary of Corporation), with Pulaski Bancorp as the surviving entity; (ii) Pulaski MHC will merge with MHC, with MHC as the surviving entity;
(iii) Pulaski Bancorp will merge or consolidate with Corporation, with Corporation as the surviving entity; (iv) Pulaski Savings will merge with and into Bank, with Bank as the surviving institution, and Bank will remain a subsidiary of Corporation; (v) concurrently with steps (i) through (iv), 100% of the outstanding shares of Pulaski Bancorp Common Stock previously held by stockholders other than Pulaski MHC will be canceled and exchanged for a payment of $32.90 per share cash paid by Corporation or Corporation Merger Sub pursuant to the terms of this Agreement; and (vi) as a result of the foregoing, the interests of Pulaski MHC members shall cease to exist and will be converted into interests of the same nature in MHC.

         4. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

         In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         SECTION 1.01.  DEFINITIONS.

         Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control of, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

         "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Bank, Corporation, MHC, Pulaski MHC, Pulaski Bancorp and Pulaski Savings.

         "Applications" means the applications to be filed with the appropriate Regulatory Authorities requesting approval or nonobjection of the transactions described in this Agreement.

         "Bank" means Kearny Federal Savings Bank, a Federal chartered stock savings bank.

         "Bank Merger" means the merger of Pulaski Savings with and into Bank, with Bank as the surviving institution.

         "Bank Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Bank, except any corporation the stock of which is held as security by Bank in the ordinary course of its lending activities.

         "Closing Date" means the date determined by Kearny, in consultation with and upon no less than five (5) days prior written notice to Pulaski Bancorp, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which the parties shall mutually agree.

         "Corporate Merger" means the merger of Corporation Merger Sub with and into Pulaski Bancorp with Pulaski Bancorp as the surviving entity.

         "Corporation   Merger  Sub"  means  a  wholly  owned   subsidiary   of
Corporation to be incorporated to facilitate the merger of Pulaski Bancorp and Corporation.

         "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Exchange Agent" means the third party entity selected by Kearny and reasonably acceptable to Pulaski, as provided in Section 2.03(a) of this Agreement.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means the Federal Home Loan Bank.

         "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

         "Hazardous Material" means any substance (whether solid, liquid or gas) which is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "HOLA" means the Home Owners' Loan Act of 1956, as amended.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Kearny" means the Bank, the Corporation, the MHC and/or any direct or indirect Subsidiary of such entities.

         "Kearny Disclosure Schedules" means the Disclosure Schedules delivered by Kearny to Pulaski pursuant to Article IV of this Agreement.

         "Kearny   Financials"   means  the  audited   consolidated   financial
statements of Corporation as of June 30, 2001 and 2000 and for the three years ended June 30, 2001, including the notes thereto.

         "Loan Property" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

         "Material Adverse Effect" shall mean, with respect to Kearny or Pulaski Bancorp, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Kearny or Pulaski Bancorp resulting from a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any Federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, or (iii) expenses incurred in connection with this Agreement and the transactions contemplated thereby.

         "Member Proxy Statement" means any proxy statement, if any, together with any supplements thereto, to be transmitted by Pulaski MHC to its members in connection with the transactions contemplated by this Agreement if a vote of such members is required by any Regulatory Authority.

         "Merger" shall mean collectively the Corporate Merger, the MHC Merger, the Mid-Tier Merger, the Bank Merger and any other mergers by interim corporate entities necessary to effectuate the transactions contemplated by this Agreement.

         "Merger Effective Date" means the date upon which the articles of combination as to the Merger are filed and endorsed by the OTS or as otherwise stated in the articles of combination, in accordance with HOLA and the regulations of the OTS.

         "Merger Consideration" has the meaning given to that term in Section 2.02(a) of this Agreement.

         "MHC Merger" means the merger of the Pulaski MHC with and into MHC with MHC as the surviving entity.

         "Mid-Tier Merger" means the merger of Pulaski Bancorp with and into Corporation with Corporation as the surviving entity.

         "OTS" means the Office of Thrift Supervision.

         "Participation  Facility" shall have the meaning given to such term in
Section 3.14(b) of this Agreement.

         "Person"  means  any  individual,   corporation,   partnership,  joint
venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of Pulaski Bancorp Common Stock and, if required by any Regulatory Authority, any proxy statement together with any supplements thereto to be transmitted by Pulaski

MHC to the members of Pulaski MHC in connection with the transactions contemplated by this Agreement.

         "Pulaski" means Pulaski MHC, Pulaski Bancorp, Pulaski Savings and/or any direct or indirect Subsidiary of such entities.

         "Pulaski   Disclosure   Schedules"  means  the  Disclosure   Schedules
delivered by Pulaski to Kearny pursuant to Article III of this Agreement.

         "Pulaski  Employee Plan" has the meaning given to that term in Section
3.12 of this Agreement.

         "Pulaski Bancorp" means Pulaski Bancorp, Inc., a Federal MHC subsidiary holding company.

         "Pulaski Bancorp Financials" means (i) the audited consolidated financial statements of Pulaski Bancorp as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, including the notes thereto, and
(ii) the unaudited interim consolidated financial statements of Pulaski Bancorp as of each calendar quarter following December 31, 2000 included in Securities Documents filed by Pulaski Bancorp.

         "Pulaski Bancorp Common Stock" means the common stock of Pulaski Bancorp described in Section 3.02(a).

         "Pulaski MHC" means Pulaski Bancorp, M.H.C., a Federal chartered mutual holding company.

         "Pulaski  Pension  Plan" has the meaning given to that term in Section
3.12 of this Agreement.

         "Pulaski Regulatory Reports " means the OTS Thrift Financial Reports ("TFRs") of Pulaski Savings and accompanying schedules, as filed with the OTS for each calendar quarter beginning with the quarter ended March 31, 1998, through the Closing Date, and all Annual, Quarterly and Current Reports filed with the OTS by Pulaski Bancorp or Pulaski MHC from March 31, 1998, through the Closing Date.

         "Pulaski Restricted Stock" means awards of Common Stock under any stock bonus plan of Pulaski Bancorp or Pulaski Bank as disclosed at Pulaski Disclosure Schedule 2.04(b).

         "Pulaski Savings" means Pulaski Savings Bank, a Federal chartered stock savings bank.

         "Pulaski Stock Option Plan" means the Stock-Based Incentive Plan of Pulaski Savings adopted in October 1997 and amended in 1999 to substitute shares of common stock of Pulaski Bancorp for shares of common stock of Pulaski Savings.

         "Pulaski Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Pulaski Bancorp, and includes Pulaski Savings, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Pulaski Savings.

         "Regulatory  Agreement"  has the meaning given to that term in Section
3.11 of this Agreement.

         "Regulatory Authority" or "Regulatory Authorities" means any agency or department of any Federal or state government, including without limitation the OTS, the FDIC, the SEC and the respective staffs thereof.

         "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

         "SAIF" means the Savings Association Insurance Fund, as administered by the FDIC.

         "Sandler O'Neill" means Sandler O'Neill & Partners, LLP, the financial advisor to Pulaski in connection with the transactions provided for in this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

         "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

         "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

         "Stockholder Proxy Statement" means the proxy statement together with any supplements thereto to be transmitted to holders of Pulaski Bancorp Common Stock in connection with the transactions contemplated by this Agreement.

         "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Kearny or Pulaski, as the case may be, in the ordinary course of its lending activities.


                                                    ARTICLE II
                                          THE MERGER AND RELATED MATTERS

         SECTION 2.01.  EFFECTS OF MERGER; SURVIVING INSTITUTIONS.

         On the Merger Effective Date the Merger will be effected as follows:

         (a) The Corporate Merger and Mid-Tier Merger. Corporation Merger Sub shall merge with and into Pulaski Bancorp with Pulaski Bancorp as the surviving entity (the "Corporate Merger"). Pulaski Bancorp and Corporation Merger Sub shall enter into the Corporate Merger Agreement substantially in the form of Exhibit A hereto. Immediately thereafter, Pulaski Bancorp shall merge with and into Corporation with Corporation as the surviving entity in accordance with the Mid-Tier Merger Agreement substantially in the form of Exhibit B hereto.

         (b) The MHC Merger. Pulaski MHC shall merge with and into MHC with MHC as the surviving entity. The separate existence of Pulaski MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Pulaski MHC shall be taken and deemed to be transferred to and vested in MHC, as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the applicable laws of the United States, and regulations of the OTS. Pulaski MHC and MHC shall enter into the MHC Merger Agreement substantially in the form of Exhibit C hereto.

         (c) The Bank Merger. Pulaski Savings shall merge with and into Bank, with Bank as the surviving institution (the "Bank Merger"). The Bank Merger shall be effected pursuant to the Bank Merger Agreement substantially in the form of Exhibit D hereto. As a result of the Bank Merger, the existence of Pulaski Savings shall cease and Bank shall be the surviving association and continue its existence as a savings bank under the laws of the United States.

         (d) Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Kearny may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions described in (a) through (c) above, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of Pulaski Bancorp as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification,
(iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals required under Sections 6.02(d).

         SECTION 2.02.  CONVERSION AND CANCELLATION OF SHARES; EFFECT ON
MEMBERS.

         (a) On the Merger Effective Date and in accordance with the Corporate Merger, MHC Merger, Mid-Tier Merger and the Bank Merger:

                  (i) Each issued and outstanding share of Pulaski Bancorp Common Stock (except shares held by Pulaski MHC) shall cease to exist and shall be converted into the right to receive $32.90 in cash (the "Merger Consideration")

                  (ii) the interests of members of Pulaski MHC will be converted into interests of the same nature in the MHC (the "Depositor Conversion").

         (b) Any shares of Pulaski Bancorp Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall be canceled as promptly as practicable, such shares shall not be converted into the Merger Consideration, and no cash shall be issued or exchanged therefor.

         (c) The holders of certificates representing shares of Pulaski Bancorp Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of Pulaski Bancorp.

         (d) As a result of the Depositor Conversion, each holder of a deposit account at Pulaski Savings as of the effective time of the Bank Merger shall become a holder of a deposit account at the Bank with the same rights, privileges and obligations as a holder of a deposit account at the Bank at the effective time of the Bank Merger, and all deposit accounts established at Pulaski Savings prior to the Merger Effective Date shall be deemed to have been established at the Bank on the date that they were previously established at Pulaski Savings.

         SECTION 2.03.  EXCHANGE PROCEDURES.

         (a) As promptly as practicable after the Merger Effective Date, and in any event within five business days after the Merger Effective Date, the Exchange Agent shall mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of Pulaski Bancorp shall constitute authorization for Corporation to designate and appoint the Exchange Agent, which appointment shall be reasonably acceptable to Pulaski Bancorp. Neither Corporation nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of Pulaski Bancorp until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Corporation.

         (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) On or prior to the Merger Effective Date, Kearny shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the Pulaski Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

         (d) The payment of the Merger Consideration upon the conversion of Pulaski Bancorp Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Pulaski Bancorp Common Stock.

         (e) Promptly following the date which is 12 months after the Merger Effective Date, the Exchange Agent shall deliver to Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Pulaski Bancorp Common Stock may surrender such Certificate to Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of Pulaski Bancorp Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) After the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of Pulaski Bancorp of the shares of Pulaski Bancorp Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of Pulaski Bancorp shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article.

         (g) In the event any certificate for Pulaski Bancorp Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Corporation may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Corporation may specify as indemnity against any claim that may be made against Pulaski Bancorp, Corporation or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         (h) Corporation is hereby authorized, with the consent of Pulaski, to adopt additional rules and regulations with respect to the matters referred to in this not inconsistent with the provisions of this Agreement and which do not adversely affect the rights of stockholders of Pulaski Bancorp.

         SECTION 2.04. CANCELLATION OF PULASKI BANCORP STOCK OPTIONS AND RESTRICTED STOCK.

         (a) Each Pulaski Bancorp Option issued and outstanding on the date hereof and remaining outstanding immediately prior to the Closing Date, whether or not the option is then exercisable, shall be converted into the right to receive a cancellation payment in an amount equal to the product of (i) the number of shares of Pulaski Bancorp Common Stock subject to such option immediately prior to the Closing Date and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be made by Pulaski Bancorp not later than the Closing Date in consideration for, and shall result in, the settlement and cancellation of all such Pulaski Bancorp Options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute and deliver a cancellation agreement in form and substance reasonably satisfactory to Kearny.

         (b) Each share of Pulaski Restricted Stock issued and outstanding immediately prior to the Closing Date, as set forth in Pulaski Disclosure
Schedule 2.04(b), shall be canceled and exchanged for payment to be made to the recipient or holder thereof by Pulaski not later than the Closing Date in an amount equal to the Merger Consideration, less any cash which must be withheld under federal and state income and employment tax requirements; provided that such recipient or holder shall deliver to Pulaski a cancellation agreement in form and substance reasonably satisfactory to Kearny prior to receipt of such payment.

         SECTION 2.05.  ADVISORY BOARD OF DIRECTORS.

         Kearny shall, subject to the exercise of its fiduciary duty, establish a Kearny Federal Savings Bank advisory board (the "Advisory Board") to consist of Thomas Bentkowski, Eugene J. Bogucki, Anthony C. Majeski, Edward J. Mizerski, Peter C. Pietrucha, John T. Robertson and Walter F. Rusak who shall be invited to serve on such Advisory Board for a period ending no earlier than three years following the Merger Effective Date. Each member of the Advisory Board, while serving on the Advisory Board, will receive annual board fees of $21,000, which shall be payable in quarterly installments at the end of each calendar quarter.

         SECTION 2.06.  AVAILABILITY OF INFORMATION.

         Promptly after the execution by the Parties of this Agreement, Pulaski shall provide to Kearny, its officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to the books, records, properties and facilities of Pulaski and shall use its best efforts to cause its officers, employees, agents and representatives to cooperate with any reasonable request for information.

         SECTION 2.07.  EMPLOYMENT AND NON-COMPETITION AGREEMENTS.

         It is acknowledged that Pulaski Savings currently has outstanding, two separate employment agreements with John T. Robertson and Lee Wagstaff and two separate change of control agreements with Patrick J. Paolella and Valerie Kaminski ("Employment Agreements") as set forth in Pulaski Disclosure Schedule
2.07. Unless Kearny and each of the four separate employees agree otherwise,

Pulaski or Kearny will honor the terms of the Employment Agreements and shall make the payments required thereunder as set forth in Pulaski Disclosure
Schedule 2.07; provided that no such payments shall be made prior to delivery of an acknowledgment and release agreement in form and substance reasonably satisfactory to Kearny prior to delivery of such payments. In addition, prior to the closing of the transaction, Kearny will offer to enter into a non-competition agreement with each of Mr. Robertson and Mr. Wagstaff in a form similar to that detailed at Pulaski Disclosure Schedule 2.07.

         SECTION 2.08.  EMPLOYEES.

         Kearny will attempt to retain all qualified employees of Pulaski subject to the needs of its business. Any employee who involuntarily is terminated without cause within one year of the Merger Effective Date will be provided a severance payment equal to the number of full years of employment at Pulaski multiplied by three times the employee's 2001 weekly base salary, but not to exceed 26 weeks of the employee's 2001 weekly base salary.

         SECTION 2.09. EMPLOYEE STOCK OWNERSHIP PLAN (THE "ESOP") AND DIRECTORS RETIREMENT PLAN.

         Upon the Closing Date, the ESOP will exchange all shares held by the ESOP Trust to Kearny for the Merger Consideration, distribute the proceeds to the employees of Pulaski Savings in accordance with the terms of the ESOP and terminate the ESOP as set forth at Section 5.11(c) hereinafter. As of the Closing Date, Pulaski Savings shall make a lump-sum distribution to each non-officer director participating in the Directors' Consultation and Retirement Plan (the "Retirement Plan") in an amount approximately equal to the present value of the payments expected to be made under the Retirement Plan (discounted using the long-term Applicable Federal Rate for purposes of IRC
Section 1274(d) in effect as of the date of such distribution) or in periodic payments in accordance with Section 5.11(g) herein, subject, however, to the limitations set forth at Section 5.11(e) hereinafter. The total expense of terminating this Retirement Plan shall not exceed such sums as disclosed in Pulaski Disclosure Schedule 2.09 set forth as of the date of this Agreement.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                PULASKI SAVINGS, PULASKI BANCORP AND PULASKI MHC

         Pulaski represents and warrants to Corporation that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Pulaski Disclosure Schedules delivered to Corporation on or prior to the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. Pulaski has made a good faith effort to ensure that the disclosure on each schedule of the Pulaski Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Pulaski Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         SECTION 3.01.  ORGANIZATION.

         (a) Pulaski MHC is a Federal mutual holding company duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA.
Pulaski MHC has full power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pulaski MHC. Except as set forth in Pulaski Disclosure
Schedule 3.01(a), Pulaski MHC has no subsidiary other than Pulaski Bancorp.

         (b) Pulaski Bancorp is a Federal MHC subsidiary holding company duly organized, validly existing and in good standing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Pulaski Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the business, operations, assets, financial condition or prospects of Pulaski Bancorp and its subsidiaries taken as a whole. Other than shares of capital stock in Pulaski Savings and its subsidiaries, as identified below (collectively, the "Pulaski Subsidiaries"), Pulaski Bancorp does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity.

         (c) Pulaski Savings is a Federal stock savings bank organized, validly existing and in good standing under the laws of the United States. Except as set forth in Pulaski Disclosure Schedule 3.01(c), Pulaski Savings is the only Pulaski Subsidiary. The deposits of Pulaski Savings are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Pulaski Savings. Each Pulaski Subsidiary is identified in Pulaski Disclosure Schedule 3.01(c), and is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         (d) Pulaski Savings is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

         (e) Except as disclosed in Pulaski Disclosure Schedule 3.01(e), the respective minute books of Pulaski MHC, Pulaski Bancorp, Pulaski Savings and each Pulaski Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

         (f) Prior to the date of this Agreement, true and correct copies of the certificates of incorporation and bylaws of Pulaski Savings, Pulaski Bancorp and Pulaski MHC, and each Pulaski Subsidiary, have been made available to Kearny.

         SECTION 3.02.  CAPITALIZATION.

         (a) The authorized capital stock of Pulaski Bancorp consists of 13,000,000 shares of common stock, $0.01 par value ("Pulaski Bancorp Common Stock"), and 2,000,000 shares of Preferred Stock, $0.01 par value (the "Pulaski Preferred Stock"), of which 1,920,845 shares of Pulaski Bancorp Common Stock are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and 83,793 options awarded to acquire shares of Pulaski Bancorp Common Stock at $20.00 per share. There are no shares of Pulaski Bancorp Preferred Stock issued and outstanding. There are no shares of Pulaski Bancorp Common Stock held by Pulaski Bancorp as treasury stock. Neither Pulaski Bancorp nor any Pulaski Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Pulaski Bancorp
Common Stock, or any other security of Pulaski Bancorp or any Pulaski Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Pulaski Bancorp Common Stock or any other security of Pulaski Bancorp, other than (i) as set forth in reasonable detail in the Pulaski Disclosure Schedule 3.02(a).

         (b) Pulaski MHC owns 1,117,800 shares of Pulaski Bancorp Common Stock, free and clear of any lien or encumbrance except as set forth in Pulaski Disclosure Schedule 3.02(b), which shares represent 58.19% of the total shares of Pulaski Bancorp issued and outstanding. Except for shares of Pulaski Bancorp Common Stock (and any equity interests that may be attributed to Pulaski MHC due to its ownership of Pulaski Bancorp Common Stock), Pulaski MHC does not possess, directly or indirectly, any equity interest in any corporation.

         (c) To the best knowledge of Pulaski Bancorp, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Pulaski MHC, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Pulaski Bancorp Common Stock, except as disclosed in the Pulaski Disclosure Schedule 3.02(c).

         (d) The authorized capital stock of Pulaski Savings consists of 10,000,000 shares of common stock, $0.01 par value ("Pulaski Savings Common Stock") and 5,000,000 shares of Preferred Stock, $0.01 par value, of which 100 shares of common stock are issued and outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. All shares of Pulaski Savings Common Stock issued and outstanding are owned by Pulaski Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. There are no shares of preferred stock issued and outstanding.

         SECTION 3.03.  AUTHORITY; NO VIOLATION.

         (a) Pulaski has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Pulaski and the completion by Pulaski of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Boards of Directors of Pulaski and, except for approval of the stockholders of Pulaski Bancorp and, if required, the members of Pulaski MHC, no other proceedings on the part of Pulaski are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pulaski; the MHC Merger has been duly and validly approved by the Board of Directors of Pulaski MHC; the Mid-Tier Merger has been duly and validly approved by the Board of Directors of Pulaski Bancorp; and the Bank Merger has been duly and validly approved by the Board of Directors of Pulaski Savings and, subject to approval by the stockholders of Pulaski Bancorp and, if required, the members of Pulaski MHC and receipt of the required approvals of the Regulatory Authorities, constitutes the valid and binding obligations of Pulaski Savings, Pulaski Bancorp and Pulaski MHC, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Pulaski Savings, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b)  Subject  to  the  receipt  of  approvals   from  the   Regulatory
Authorities referred to in Section 5.03 hereof and the compliance by Pulaski and Kearny with any conditions contained therein,

             (A)      the execution and  delivery of this Agreement by Pulaski,

             (B) the consummation of the transactions contemplated hereby, and


             (C) compliance by Pulaski with any of the terms or provisions hereof, will not (i) conflict with or result in a material breach of any provision of the charter or bylaws of Pulaski Bancorp or any Pulaski Subsidiary or the charter and bylaws of Pulaski MHC; (ii) to the best knowledge of Pulaski, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pulaski or any of the properties or assets of Pulaski; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Pulaski under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Pulaski is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (ii) and (iii) above for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Pulaski.


         SECTION 3.04.  CONSENTS.

         Except as set forth in Pulaski Disclosure Schedule 3.04, and except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 5.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of Pulaski Bancorp and, if required, the members of Pulaski MHC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to the best knowledge of Pulaski, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(a) the execution and delivery of this Agreement by Pulaski, and (b) the completion by Pulaski of the transactions described in this Agreement.

         SECTION 3.05.  FINANCIAL STATEMENTS.

         (a) Pulaski has previously made available to Kearny the Pulaski Regulatory Reports. The Pulaski Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of Pulaski Savings and Pulaski Bancorp, as the case may be, as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) Pulaski has previously made available to Kearny the Pulaski Financials. The Pulaski Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial condition, results of operations and cash flows of Pulaski Bancorp and the Pulaski Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated therein, or in the case of unaudited statements, as permitted by Form 10-QSB.

         (c) At the date of each balance sheet included in the Pulaski Financials or the Pulaski Regulatory Reports, Pulaski Savings and Pulaski Bancorp did not have, and will not have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Pulaski Financials or Pulaski Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         SECTION 3.06.  TAXES.

         Pulaski Bancorp and the Pulaski Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Pulaski has duly filed all Federal, state and material local tax returns required to be filed by or with respect to Pulaski on or prior to the date hereof (all such returns being accurate and correct in all material respects) and has duly paid or has made provisions for the payment of, all material Federal, state and local taxes which have been incurred by or are due or claimed to be due from Pulaski by any taxing authority or pursuant to any written tax sharing agreement on or prior to the date hereof other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set  forth  in  Pulaski  Disclosure  Schedule  3.06,  as of the date of this
Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Pulaski, and no claim has been made by any authority in a jurisdiction where Pulaski does not file tax returns that Pulaski is subject to taxation in that jurisdiction. Except as set forth in Pulaski Disclosure Schedule 3.06, Pulaski has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Pulaski has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and Pulaski has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

         SECTION 3.07.  NO MATERIAL ADVERSE EFFECT.

         Pulaski has not suffered any Material Adverse Effect since December 31, 2000.

         SECTION 3.08.  CONTRACTS.

         (a) Except as set forth in Pulaski Disclosure Schedule 3.08(a), Pulaski is not a party to or subject to: (i) any employment, consulting, change in control or severance contract or material arrangement with any past or present officer, director or employee of Pulaski except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of Pulaski; (iii) any collective bargaining agreement with any labor union relating to employees of Pulaski; (iv) any agreement which by its terms limits the payment of dividends by Pulaski Savings or Pulaski Bancorp; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Pulaski is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advances from the FHLB of New York, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Kearny; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of Pulaski to engage in any type of banking or bank-related business in which Pulaski is permitted to engage under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been made available to Kearny on or before the date hereof, are listed in and attached to Pulaski Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof, and Pulaski (nor, to the knowledge of Pulaski, any other party to any such contract, plan, arrangement or instrument) has not materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the Pulaski Disclosure Schedule 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this

Agreement. Except as set forth in Pulaski Disclosure Schedule 3.08(b), none of the employees (including officers) of Pulaski possesses the right to terminate his/her employment and receive or be paid (or cause Pulaski to accrue on his/her behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in Pulaski Disclosure Schedule 3.08(b), no plan, contract, employment agreement, change in control agreement, termination agreement, or similar agreement or arrangement to which Pulaski is a party or under which Pulaski may be liable contains provisions which permit any employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in Pulaski Disclosure Schedule 3.08(b), no such agreement, plan, contract, or arrangement: (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Pulaski or upon the occurrence of a subsequent event; or (y) requires Pulaski to provide a benefit in the form of Pulaski Bancorp Common Stock or determined by reference to the value of Pulaski Bancorp Common Stock, except as disclosed in Pulaski Disclosure Schedule 3.08(b). Except as disclosed in Pulaski Disclosure Schedule 3.08(b), no such agreement, plan or arrangement with respect to officers or directors of Pulaski or to any of their respective employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a Federal income tax deduction under IRC Section 280G.

         SECTION 3.09.  OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

         (a) Except as disclosed in Pulaski Disclosure Schedule 3.09, Pulaski has good and, as to real property, marketable title to all material assets and properties owned by Pulaski in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Pulaski Regulatory Reports and in the Pulaski Bancorp Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, or any transaction by Pulaski acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Pulaski, as lessee, has the right under valid and subsisting leases of real and personal properties used by Pulaski in the conduct of its businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in Pulaski Disclosure Schedule 3.09, such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the Pulaski Bancorp Financials.

         (b) With respect to all material agreements pursuant to which Pulaski has purchased securities subject to an agreement to resell, if any, Pulaski has a lien or security interest (which to Pulaski's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) Pulaski currently maintains insurance considered by Pulaski to be reasonable for its operations, in accordance with good business practice. Pulaski has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by Pulaski under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years, and Pulaski has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. Pulaski Disclosure Schedule 3.09 identifies all policies of insurance maintained by Pulaski.

         SECTION 3.10. LEGAL PROCEEDINGS.

         Except as disclosed in Pulaski Disclosure Schedule 3.10, Pulaski is not a party to any, and there are no pending or, to the best of Pulaski's knowledge, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Pulaski, (ii) to which Pulaski's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Pulaski to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pulaski.

         SECTION 3.11.  COMPLIANCE WITH APPLICABLE LAW.

         (a) Pulaski holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect on Pulaski. Pulaski, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of Pulaski.

         (b) Except as disclosed in Pulaski Disclosure Schedule 3.11(b), Pulaski has not received any notification or communication from any Regulatory Authority (i) asserting that Pulaski is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Pulaski; (iii) requiring or threatening to require Pulaski, or indicating that Pulaski may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Pulaski, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of Pulaski, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Pulaski has not consented to or entered into any currently effective Regulatory Agreement, except as set forth in Pulaski Disclosure Schedule 3.11(b). The most recent regulatory rating given to Pulaski Savings as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better. Pulaski Savings is not in the process of a regulatory review of CRA compliance and is aware of no intent by Regulatory Authorities to issue Pulaski a non-satisfactory CRA rating.

         SECTION 3.12.  ERISA.

         (a) Pulaski Disclosure Schedule 3.12(a) contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Pulaski (hereinafter collectively referred to as the "Pulaski Employee Plans" and individually as a "Pulaski Employee Plan"). If such plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, the Pulaski Disclosure Schedule 3.12 (a) includes such trust or other funding arrangement.

         Each of the Pulaski Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; and there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) for which no statutory exemption exists under Section 408(b) of ERISA or Section 4975(d) of the IRC or for which no administrative exemption has been granted under Section 408(a) of ERISA.

         Except as set forth in Pulaski Disclosure Schedule 3.12(a), Pulaski has not contributed to a Pulaski Employee Plan which is subject to Title IV of ERISA (each such plan shall be referred to herein as a "Pulaski Pension Plan"). Neither Pulaski nor any ERISA Affiliate has contributed to any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

         No Pulaski Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pulaski Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pulaski Pension Plan as of the end of the most recent plan year with respect to the respective Pulaski Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pulaski Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pulaski Pension Plan within the 12-month period ending on the date hereof.

         (b) Each Pulaski Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Pulaski is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Pulaski's knowledge, threatened litigation, administrative action or proceeding relating to any Pulaski Employee Plan. There has been no announcement or commitment by Pulaski to create an additional Pulaski Employee Plan, or to amend any Pulaski Employee Plan, except for amendments required by applicable law; and, except as specifically identified in Pulaski Disclosure Schedules, Pulaski does not have any obligations for post-retirement or post-employment benefits under any Pulaski Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each Pulaski Employee Plan, Pulaski has supplied to Kearny a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Pulaski Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Pulaski Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Pulaski Employee Plan, if the Pulaski Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (c) No compensation payable by Pulaski to any of its employees under any Pulaski Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

         (d) Pulaski does not have any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

         SECTION 3.13.  BROKERS, FINDERS AND FINANCIAL ADVISORS.

         Except the engagement of Sandler O'Neill in connection with transactions contemplated by this Agreement, neither Pulaski, nor any of its officers, directors, employees or agents, has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for the commitments disclosed in Pulaski Disclosure
Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the Pulaski Bancorp Financials.

         SECTION 3.14.  ENVIRONMENTAL MATTERS.

         (a)      Except as set forth in Pulaski Disclosure Schedule 3.14(a):

                  (i) To their best knowledge, the Participation Facilities (as defined below) and the Loan
                           Properties are, and have been, in substantial compliance with all Environmental Laws;

                  (ii) There is no suit, claim, action, notice, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Pulaski, threatened before any court, governmental agency or board or other forum against any of them (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of them or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Pulaski, threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Pulaski in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material;

                  (iv) The properties currently owned or operated by Pulaski (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under any applicable Environmental Law;

                  (v) Pulaski has not received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) There are no underground storage tanks on, in or under any properties owned or operated by Pulaski and no underground storage tanks have been closed or removed from any properties owned or operated by Pulaski; and

                  (vii) During the period of ownership or operation by Pulaski of any of its respective current properties, or during the period of participation in the management of any Participation Facility by Pulaski, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. Prior to the period of ownership or operation by Pulaski of any of its current properties, or prior to the period of participation in the management of any Participation Facility by Pulaski, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) As used in this section the term "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. The term "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         SECTION 3.15.  LOAN PORTFOLIO.

         (a) With respect to each loan owned by Pulaski in whole or in part (each, a "Loan"):

                  (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither Pulaski nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) Pulaski is the sole holder of legal and beneficial title to each Loan (or any applicable participation interest, as appropriate), except as otherwise referenced on the books and records of Pulaski;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Pulaski;

                  (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file;

                  (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file; and

                  (viii)  no  representation  or  warranty  set  forth  in this
Section 3.15 shall be deemed to be breached unless such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Pulaski.

         (b) The allowance for possible losses reflected in Pulaski Bancorp's audited statement of condition at December 31, 2000 was, and the allowance for possible losses shown on the balance sheets in Pulaski Bancorp's Securities Documents for periods ending after December 31, 2000 have been and will be, adequate, as of the dates thereof, under GAAP.

         (c) Pulaski Disclosure Schedule 3.15 sets forth by category all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Pulaski, including the amounts thereof and the name of the obligor, that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of September 30, 2001. The other real estate owned ("OREO") included in any non-performing assets of Pulaski is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         SECTION 3.16.  INFORMATION TO BE SUPPLIED.

         Except for any information provided by Kearny concerning Kearny for inclusion therein, the Proxy Statement mailed to Pulaski Bancorps' stockholders and, if necessary, the members of Pulaski MHC will not, at the time it or they are mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Pulaski for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         SECTION 3.17.  SECURITIES DOCUMENTS.

         Pulaski Bancorp and Pulaski Savings have made available to Kearny copies of its (i) annual reports on Form 10-KSB for the years ended December 31, 1998, 1999 and 2000, (ii) quarterly reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2001, and (iii) all proxy materials used or for use in connection with any meeting of stockholders. Such reports and such proxy materials complied, at the time filed, in all material respects, with the Securities Laws.

         SECTION 3.18.  RELATED PARTY TRANSACTIONS.

         Except as disclosed in Pulaski Disclosure Schedule 3.18, or as described in Pulaski Bancorp's proxy statement distributed in connection with the 2001 annual meeting of stockholders (which has been provided to Kearny), Pulaski is not a party to any transaction (including any loan or other credit accommodation) with an Affiliate. Except as disclosed in Pulaski Disclosure
Schedule 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth in Pulaski Disclosure Schedule 3.18, no loan or credit accommodation to an Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Pulaski has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

         SECTION 3.19.  SCHEDULE OF TERMINATION BENEFITS.

         Pulaski Disclosure Schedule 3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by Pulaski for the benefit of officers or directors of Pulaski (the "Benefits Schedule"), assuming their employment or service is terminated as of June 30, 2002 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

         SECTION 3.20.  DEPOSITS.

         Except as set forth in Pulaski Disclosure Schedule 3.20, none of the deposits of Pulaski is a "brokered" deposit as defined in 12 U.S.C. Section 1831f(g).

         SECTION 3.21.  FAIRNESS OPINION.

         Pulaski Bancorp has received an opinion from Sandler O'Neill to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Pulaski Bancorp pursuant to this Agreement is fair to such stockholders from a financial point of view and the Depositor Conversion is fair from a financial point of view to the members of Pulaski MHC (the "Fairness Opinion").

         SECTION 3.22 ANTITAKEOVER PROVISIONS INAPPLICABLE; REQUIRED VOTE OF STOCKHOLDERS.

         Except as set forth on Pulaski Disclosure Schedule 3.22, and except for approvals required under the Federal and state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law. The affirmative vote of a majority of the votes eligible to be cast by stockholders of Pulaski Bancorp Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.

         SECTION 3.23  DERIVATIVE TRANSACTIONS.

         Except as set forth in Pulaski Disclosure Schedule 3.23, Pulaski has not entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF KEARNY

         Kearny represents and warrants to Pulaski that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Kearny Disclosure Schedules delivered by Kearny on the date hereof. Kearny has made a good faith effort to ensure that the disclosure on each schedule of the Kearny Disclosure Schedules corresponds to the section referenced herein. However, for purposes of the Kearny Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         SECTION 4.01.  ORGANIZATION.

         (a) Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. The deposits of Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Bank. Each Bank Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Corporation is a Federal MHC subsidiary holding company duly organized, validly existing and in good standing under the laws of the United States. MHC is a Federal mutual holding company of the Bank duly organized, validly existing and in good standing under the laws of the United States.

         (b) Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

         (c) Prior to the date of this Agreement, the Bank has made available to Pulaski Bancorp true and correct copies of the charter and bylaws of the Bank.

         (d) As of the Closing Date, Corporation Merger Sub will have been duly organized and will be validly existing as a federally-chartered corporation and a wholly-owned subsidiary of the Corporation.

         SECTION 4.02.  AUTHORITY; NO VIOLATION.

         (a) Kearny has full power and authority to execute and deliver this Agreement and Corporation and MHC will have full power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Kearny and the completion by Kearny of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Kearny, and no other corporate proceedings on the part of Kearny are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Kearny and, subject to receipt of the required approvals of Regulatory Authorities described in
Section 4.03 hereof, constitutes the valid and binding obligation of Kearny, enforceable against Kearny in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (b)  Subject  to  the  receipt  of  approvals   from  the   Regulatory
Authorities referred to in Section 5.03 hereof and the compliance by Pulaski and Kearny with any conditions contained therein,

                  (A)   the execution and delivery of this Agreement by Kearny,

                  (B)   the   consummation  of  the  transactions  contemplated
                        hereby, and

                  (C)   compliance    by  Kearny   with  any of  the  terms  or
                        provisions hereof,

will not (i) conflict with or result in a breach of any provision of the Charter or bylaws of Kearny or any Kearny Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Kearny or any Kearny Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Kearny under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Kearny is a party, or by which it or any of its properties or assets may be bound or affected.

         SECTION 4.03.  CONSENTS.

         Except for consents, approvals, filings and registrations from or with the OTS, FDIC and SEC, and compliance with any conditions contained therein, and the approval of this Agreement by the stockholders of Pulaski Bancorp and, if necessary, the members of Pulaski MHC, the appropriate filings to be made with the OTS, and the chartering of any necessary interim savings entities by the OTS, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with the execution and delivery of this Agreement by Kearny, and the completion by Kearny of the transactions contemplated hereby. Kearny has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Kearny's ability to complete the transactions described in this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing which is not required, will object to the completion of the transactions described in this Agreement.

         SECTION 4.04.  COMPLIANCE WITH APPLICABLE LAW.

         (a) Kearny and the Kearny Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Kearny and its Subsidiaries taken as a whole.

         (b) Except as set forth in Kearny Disclosure Schedule 4.04(b), neither Kearny nor any Kearny Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Kearny or any Kearny
Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Kearny or any Kearny Subsidiary; (iii) requiring or threatening to require Kearny or any Kearny Subsidiary, or indicating that Kearny or any Kearny Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Kearny or any Kearny Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Kearny or any Kearny Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Kearny nor any Kearny Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Bank as to compliance with the CRA is satisfactory or better.

         SECTION 4.05.  INFORMATION TO BE SUPPLIED.

         The information to be supplied by Kearny for inclusion in the Proxy Statement or Proxy Statements will not, at the time the Proxy Statement or Proxy Statements are mailed to Pulaski Bancorp stockholders or the members of Pulaski MHC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Kearny for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

         SECTION 4.06.  FINANCING.

         As of the date hereof, Kearny has, and at the Merger Effective Date, Corporation will have, funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated by this Agreement, and Bank will not fail to meet its capital requirements as a result thereof.

         SECTION 4.07.  REGULATORY APPROVALS.

         Kearny is not aware of any reason that it cannot obtain any of the approvals of Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and Kearny has not received any advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful or will be unduly delayed.

         SECTION 4.08.  LEGAL PROCEEDINGS.

         Except as set forth in Kearny Disclosure Schedule 4.08 hereto, Kearny is not a party to any, and there are no pending or, to the best of Kearny's knowledge, threatened legal, administrative, arbitration or other proceedings, actions or governmental investigations of any nature (i) against Kearny, (ii) to which Kearny's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Kearny to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Kearny. Kearny has not consented to or entered into any currently effective Regulatory Agreement.

         SECTION 4.09.  KEARNY FINANCIAL STATEMENTS.

         Kearny has delivered to Pulaski copies of the consolidated statements of financial condition of Kearny as of June 30, for the fiscal years of 2001 and 2000, and the related consolidated statements of operations, changes in equity and cash flows for the fiscal years 1999 through 2001, inclusive, in each case accompanied by the audit report of independent public accountants. Kearny has also delivered to Pulaski unaudited financial statements at and for the three months ended September 30, 2001. The consolidated statements of financial condition of Kearny referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Kearny as of the respective dates set forth therein, and the related consolidated statements of operations, changes in equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in equity and cash flows of Kearny of the respective periods or as of the respective dates set forth therein, in each case in conformity with GAAP consistently applied.

         SECTION 4.10.  KEARNY BENEFIT PLANS.

         (a) Kearny has provided Pulaski with a complete and accurate list of all pension, retirement, group insurance, and other employee benefit plan and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements with respect to any present employees of Kearny
(hereinafter collectively referred to as the "Kearny Employee Plans" and individually as a "Kearny Employee Plan"). Each of the Kearny Employee Plans complies in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws.

         (b) No Kearny Employee Plan which is subject to Title IV of ERISA (each such plan shall be referred to herein as a "Kearny Pension Plan") had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Kearny Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Kearny Pension Plan as of the end of the most recent plan year with respect to the respective Kearny Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Kearny Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Kearny Pension Plan within the 12-month period ending on the date hereof.

         (c) Each Kearny Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS, and Kearny is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Kearny's knowledge, threatened litigation, administrative action or proceeding relating to any Kearny Employee Plan.

         SECTION 4.11.  ABSENCE OF CERTAIN CHANGES.

         Except  as  disclosed   in  Schedule   4.11  or  as  provided  for  or
contemplated in this Agreement, Kearny has not suffered any Material Adverse Effect since September 30, 2001.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         SECTION 5.01.  CONDUCT OF PULASKI'S BUSINESS.

         (a) From the date of this Agreement to the Closing Date, Pulaski will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies in existence on the date hereof, except as otherwise required or contemplated by this Agreement or with the written consent of Bank. Pulaski will use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with its employees,
(iii) control operating and compensation expenses and expenses incurred in connection with this Agreement and (iv) preserve the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Kearny in writing or as contemplated or required by this Agreement, which consent or approval shall not be unreasonably withheld and in any case such request by Pulaski for consent or approval by Kearny shall be responded to within five business days, Pulaski will not:

                  (i)   amend or change any provision of its charter or bylaws;

                  (ii) except as set forth in Pulaski Disclosure Schedule 5.01(a)(ii), change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock or redeem or otherwise acquire any shares of capital stock, except that Pulaski Bancorp may continue to pay its regular quarterly cash dividend of $0.10 per share, with record and payment dates consistent with past practice; Provided further, that if the Closing Date is more than forty-five
(45) after the next preceding Pulaski Bancorp Common Stock dividend payment date, Pulaski Bancorp may declare and pay a final cash dividend per share at the quarterly rate of $.10 per share, with the exact amount per share to be an amount that is pro rata through the payment date (from the preceding payment date);

                  (iii) except as set forth in the Pulaski Disclosure Schedule 5.01(a)(iii), grant or agree to pay any bonus, severance or termination to, enter into or amend, or take any action (other than executing this Agreement) that would trigger obligations under any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except for employee salary increases in the ordinary course of business consistent with past practice or as may be required pursuant to legally binding commitments existing on the date hereof set forth in Pulaski Disclosure Schedules 3.08 and 3.12; and provided further, that bonuses may be paid to employees with respect the year ending December 31, 2001 to the extent that the related expense has been accrued (with no change in the method or amount of accrual during the calendar year) and the bonuses are generally consistent (with respect to amounts and persons covered) with past practices;

                  (iv) enter into or, except as may be required by law or by the terms of this Agreement, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any Pulaski Employee Plan except to the extent such modifications or amendments do not result in an increase in cost;

                  (v) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate Pulaski with any other corporation; sell or lease all or any substantial portion of the assets or business of Pulaski; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Pulaski and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by Pulaski of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vi) sell or otherwise dispose of the capital stock of Pulaski or sell or otherwise dispose of any asset of Pulaski other than in the ordinary course of business consistent with past practice; subject any asset of Pulaski to any lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "Federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (vii) take any action which would result in any of the representations and warranties of Pulaski set forth in Article III of this Agreement becoming untrue as of any date after the date hereof (except as to any representation or warranty which specifically relates to an earlier date) or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Pulaski;

                  (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Pulaski is a party, other than in the ordinary course of business, consistent with past practice;

                  (x)  purchase  or   sell  any  security  for  its  investment
portfolio;

                  (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $250,000, except for loans secured by one- to four- family, residential real property in an amount not exceeding $500,000 (on the basis of and consistent with existing lending policies) and except for any commitments disclosed on the Pulaski Disclosure Schedule 5.01(a)(xi).

                  (xii) except as set forth on the Pulaski Disclosure Schedule 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

                  (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or, except in the ordinary course of business and consistent with past practice, take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) except for the execution of, and as otherwise provided in, this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Pulaski Employee Plan;

                  (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP or by applicable regulatory authorities;

                  (xvi) except as set forth in Pulaski Disclosure Schedule 5.01(a)(xvi), make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (xviii) incur any non-deposit liability in excess of $250,000 other than in the ordinary course of business consistent with past practice;

                  (xix) enter into or extend any agreement for professional services, including legal, accounting and consulting (provided that such limitation shall not restrict continuation of services being rendered by existing accountants or legal counsel engaged on matters associated with the transactions contemplated by the Agreement);

                  (xx) incur expenses related to attending any conventions, meetings, outings or similar events of any regional, state and national trade organizations which exceeds more than $1,000 for each of seven directors; or

                  (xxi)   agree to do any of the foregoing.

         For purposes of this Section 5.01, unless provided for in a Pulaski Disclosure Schedule, business plan, budget or similar document delivered to Kearny prior to the date of this Agreement, it shall not be considered in the ordinary course of business for Pulaski to do any of the following: (i) except as set forth in Pulaski Disclosure Schedule 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by Pulaski or repurchase agreements made, in each case, in the ordinary course of business; or (ii) except as set forth in Pulaski Disclosure Schedule 5.01, undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by Pulaski of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

         SECTION 5.02.  ACCESS; CONFIDENTIALITY.

         (a) Pulaski shall permit Kearny and its representatives reasonable access to its properties and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Pulaski, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Kearny may have a reasonable interest (provided that Pulaski shall not be required to provide access to any information that would violate their attorney-client privilege or any employee or customer privacy policies, laws or regulations). Pulaski shall make its respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Kearny and its representatives. Pulaski Savings shall provide in a timely manner to Bank's officer in charge of retail banking copies of current rate sheets for all deposit and loan products. Pulaski shall permit Kearny, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by Pulaski, provided that such audit is contracted for within forty-five days of the date of this Agreement and commenced as soon as practicable thereafter. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the November 2001 confidentiality agreement between Pulaski and Kearny (the "Confidentiality Agreement").

         (b) Kearny agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, Pulaski shall permit employees of Bank access to information relating to problem loans, loan restructurings and loan work-outs of Pulaski Savings.

         SECTION 5.03.  REGULATORY MATTERS AND CONSENTS.

         (a) Kearny will, in consultation with Pulaski, prepare all Applications and make all filings for, and use its best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. Kearny shall file the Applications within forty-five days of the date of this Agreement, or as soon thereafter as is practicable.

         (b) Pulaski will furnish Kearny with all information concerning Pulaski as may be necessary or advisable in connection with any Application or filing made by or on behalf of Kearny to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

         (c) Kearny and Pulaski will promptly furnish the other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

         (d) Kearny will use its best efforts to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

         (e) Pulaski will use its best efforts to obtain all necessary regulatory approvals to effectuate the transactions contemplated by this Agreement and related exhibits and appendices.

         (f) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Kearny will furnish Pulaski and its counsel with copies of all Applications prior to filing with any Regulatory Authority and provide Pulaski a reasonable opportunity to provide changes to such Applications, and copies of all Applications filed by Kearny .

         (g) Pulaski and Kearny will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Kearny or Pulaski to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         (h) If any (i) Regulatory Authority objects to a term or condition set forth in this Agreement, and (ii) that term or condition is modified to the satisfaction of the Regulatory Authority or is eliminated in order to satisfy the Regulatory Authority, and (iii) such modification or elimination would cause a reduction in benefits to the party for whom the term or condition was meant to benefit, then the parties hereto shall use their best efforts to enter into an alternative arrangement so that such benefits are not reduced, provided such alternative arrangement is permissible under applicable law and is not disapproved by any Regulatory Authority and provided further that such alternative arrangement shall not be more costly than the original benefit that has been or would be reduced as a result of an objection by a Regulatory Authority.

         SECTION 5.04.  TAKING OF NECESSARY ACTION.

         (a) Kearny and Pulaski shall each use its best efforts in good faith to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and
(ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any material change in terms), provided that Pulaski shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Kearny, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the MHC Merger and the Mid-Tier Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Kearny or Pulaski from exercising its rights under this Agreement.

         (b) Pulaski shall prepare, subject to the review of Kearny with respect to matters relating to Kearny and the transactions contemplated by this Agreement, the Proxy Statement to be filed by Pulaski Bancorp with the SEC and to be mailed to the stockholders of Pulaski Bancorp in connection with the meeting of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. Should it be required by Regulatory Authorities, Pulaski MHC and Pulaski Savings shall prepare, subject to the review and consent of Kearny with respect to matters relating to Kearny and the transactions contemplated by this Agreement, the Proxy Statement to be filed by Pulaski MHC with the Regulatory Authorities and to be mailed to members in connection with a meeting of members and the transactions contemplated hereby. The parties shall cooperate with each other with respect to the preparation of any Proxy Statement. Pulaski shall, as promptly as practicable following the preparation thereof and within forty-five days of the date of this Agreement, file any Proxy Statement with the Regulatory Authorities, and Pulaski shall use all reasonable efforts to have any Proxy Statement mailed to stockholders, and if necessary members, as promptly as practicable after such filing, provided that Pulaski Bancorp and Pulaski MHC shall have received an updated Fairness Opinion as of a date no more than three days prior to the date of the Proxy Statement (the "Updated Fairness Opinion"). Pulaski Bancorp and Pulaski Savings will promptly advise Kearny of the time when any Proxy Statement has been filed and mailed, or of any comments from any Regulatory Authority or any request by any Regulatory Authority for additional information.

         SECTION 5.05.  CERTAIN AGREEMENTS.

         (a) Kearny shall maintain in effect for three years from the Merger Effective Date, if available, the current directors' and officers' liability insurance policy maintained by Pulaski Bancorp (provided that Kearny may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Closing Date, provided such insurance coverage is available at a reasonable premium. In connection with the foregoing, Pulaski Bancorp agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

         (b) For a period of six years from the Merger Effective Date, Kearny agrees to indemnify, defend and hold harmless each present and former director and officer of Pulaski determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Kearny, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Pulaski, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of Pulaski are entitled under Federal law, Pulaski Bancorp's charter and bylaws, Pulaski Savings' and Pulaski MHC's charter and bylaws, or other applicable law as in effect on the date hereof (and Kearny shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Federal corporation or savings bank, or Pulaski Bancorp's charter and bylaws; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

         (c) Any  Indemnified  Party  wishing  to claim  indemnification  under
Section 5.05(b), upon learning of any Claim, shall promptly notify Kearny, but the failure to so notify shall not relieve Kearny of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Kearny. In the event of any Claim, (i) Kearny shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Kearny elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Kearny and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Kearny shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Kearny shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Kearny shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (d) In the event Kearny or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Kearny assume the obligations set forth in this
Section 5.05.

         (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         SECTION 5.06.  NO OTHER BIDS AND RELATED MATTERS.

         From and after the date hereof until the termination of this Agreement, neither Pulaski nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Pulaski), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and Pulaski shall notify Kearny orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors from: (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire Pulaski Bancorp and Pulaski Savings pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Pulaski Bancorp receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point of view to Pulaski Bancorp stockholders, (B) legal counsel advises Pulaski Bancorp that the proposed acquiror may legally acquire Pulaski Bancorp and Pulaski Savings, (C) the Board of Directors of Pulaski Bancorp, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Pulaski Bancorp to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) (B) and (C) being referred to herein as a "Superior Proposal"),
(D) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Pulaski Bancorp (x) provides reasonable notice to Kearny to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and
(y) receives from such person or entity an executed confidentiality agreement in form and substance identical in all respects to the Confidentiality Agreement, and (E) the Pulaski Bancorp special meeting of stockholders convened to approve this Agreement has not occurred; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) prior to the Pulaski Bancorp special meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of Pulaski Bancorp, after consultation with and based upon the advice of independent legal counsel, determined in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving
Pulaski: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Pulaski Bancorp or Pulaski Savings, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Pulaski Bancorp or the filing of a registration statement under the Securities Laws in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         SECTION 5.07. DUTY TO ADVISE; DUTY TO UPDATE THE PULASKI DISCLOSURE SCHEDULES.

         Pulaski shall promptly advise Kearny of any change or event having a Material Adverse Effect on Pulaski or which Pulaski believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Pulaski shall update the Pulaski Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Pulaski Disclosure Schedules. The delivery of such updated Pulaski Disclosure Schedule shall not relieve Pulaski from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

         SECTION 5.08.  CONDUCT OF KEARNY'S BUSINESS.

         From the date of this Agreement to the Closing Date, Kearny will use its best efforts to (a) preserve its business organizations intact, (b) maintain good relationships with employees, and (c) preserve for itself the goodwill of customers of Kearny. From the date of this Agreement to the Closing Date, Kearny will not (i) amend its charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action which would result in any of the representations and warranties of Kearny set forth in Article IV of this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities; (iv) take action which would or is reasonably likely to materially and adversely affect Kearny's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the transactions contemplated by this Agreement not being satisfied; or (vi) agree to do any of the foregoing.

         SECTION 5.09.  BOARD AND COMMITTEE MINUTES.

         Pulaski Savings, Pulaski Bancorp and Pulaski MHC shall each provide to Kearny, within twenty (20) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within twenty (20) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date. Pulaski may exclude from the minutes matters (i) relating to merger negotiations, (ii) associated with Section 5.06, or (iii) relating to Pulaski's discussions of possible breaches of this Agreement by Kearny.

         SECTION 5.10.  UNDERTAKINGS BY THE PARTIES.

         (a)      From and after the date of this Agreement:

                  (i) Voting by Directors. Concurrently with the execution of this Agreement, or within five business days thereof, the Directors of Pulaski Savings, Pulaski Bancorp and Pulaski MHC shall have entered into the agreement set forth as Exhibit E to this Agreement;

                  (ii) Proxy Solicitor. If requested to do so by Kearny, Pulaski Bancorp and/or Pulaski MHC shall retain a proxy solicitor in connection with the solicitation of stockholders and any necessary Pulaski MHC member approval of this Agreement and the transaction contemplated hereby;

                  (iii) Outside Service Bureau Contracts. If requested to do so by Kearny, Pulaski Savings shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to Pulaski Savings, on terms and conditions mutually acceptable to Pulaski Savings and Bank;

                  (iv) Board  Meetings.  Pulaski  Savings,  Pulaski Bancorp and
Pulaski MHC shall provide Kearny advance notice of the meetings of their Board of Directors and shall permit a representative of Kearny to attend meetings of their Boards of Directors or the Executive Committees thereof (provided that they shall not be required to permit the Kearny representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby);

                  (v) List of Nonperforming Assets. Pulaski Savings shall provide Bank, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (v) and impaired loans; and

                  (vi) Reserves and Merger-Related Costs. On or before the Merger Effective Date, and at the request of Kearny, Pulaski Bancorp shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Pulaski Bancorp to those of Kearny (as such practices and methods are to be applied to Kearny from and after the Closing Date) and Kearny's plans with respect to the conduct of the business of Pulaski Bancorp following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Pulaski Bancorp, provided, however, that Pulaski Bancorp shall not be required to take such action unless Kearny agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Kearny of the writing referred to in the preceding clause, Pulaski Bancorp shall provide Kearny a written statement, certified without personal liability by the chief executive officer of Pulaski Bancorp and dated the date of such writing, that the representations made in Section 3.15 hereof are true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Pulaski Bancorp or any Pulaski Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by Pulaski Bancorp pursuant to this Section 5.10(vi) if, in the opinion of Pulaski Bancorp's independent auditors, such action would contravene GAAP.

                  (vii)    Stockholders and Members Meeting.

                           (A)  Pulaski Bancorp shall  submit this Agreement to
its stockholders for approval at a meeting to be held as soon as practicable. Subject to the receipt of the Updated Fairness Opinion, the Board of Directors shall recommend approval of this Agreement to the Pulaski Bancorp stockholders and the Board of Directors of Pulaski MHC will vote all of the shares of Pulaski Bancorp owned by Pulaski MHC in favor of the Agreement. The Board of Directors of Pulaski Bancorp may fail to make such a recommendation or vote the shares of Pulaski MHC for the Agreement, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such Board. Pulaski Bancorp shall take all steps necessary in order to hold a meeting of stockholders for the purpose of approving this Agreement as soon as is practicable. Pulaski MHC shall vote its shares in favor of this Agreement.

                           (B)  If  required by Regulatory Authorities, Pulaski
MHC shall submit this Agreement to Pulaski MHC members for approval, and, subject to its fiduciary duties, Pulaski MHC's Board of Directors shall recommend approval of this Agreement to the members of Pulaski MHC and shall vote all member proxies held by Pulaski MHC in favor of such approval at any meeting of members of Pulaski MHC. Pulaski MHC shall take all steps necessary in order to hold a meeting of members for the purpose of approving this Agreement as soon as practicable.

                  (viii) Systems Conversions. Pulaski Savings and Bank shall meet on a regular basis to discuss and plan for the conversion of Pulaski's data processing and related electronic informational systems to those used by Bank, which planning shall include, but not be limited to, discussion of the possible termination by Pulaski of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Pulaski in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Pulaski shall not be obligated to take any such action prior to the Closing Date and, unless Pulaski otherwise agrees, no conversion shall take place prior to the Closing Date In the event that Pulaski takes, at the request of Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, Kearny shall indemnify Pulaski for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

         (b) From and after the date of this Agreement, Kearny and Pulaski shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (1) the Applications, (2) any Proxy Statement, (3) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement, and (4) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintenance of Insurance. Maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (iv) Maintenance of Books and Records. Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (v) Delivery of Securities Documents. Deliver to the other copies of all Securities Documents simultaneously with the filing thereof; and

                  (vi) Taxes. File all Federal, state, and local tax returns required to be filed by them on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         SECTION 5.11.  EMPLOYEE   AND  TERMINATION  BENEFITS;   DIRECTORS  AND
MANAGEMENT.

         (a) Employee Benefits. Except as otherwise provided in Sections 5.11(d) and (e) of this Agreement, as of or after the Merger Effective Date, and at Kearny's election and subject to the requirements of the IRC and ERISA, the Pulaski Employee Plans may continue to be maintained separately, consolidated, or terminated, provided that if any Pulaski Employee Plan is terminated, Continuing Employees (as defined below) shall participate in any Kearny Employee Plan of a similar character (to the extent that one exists) as of the first entry date coincident with or following such termination. Pulaski Continuing Employees (as defined below) shall participate in the Kearny Thrift Plan (sponsored by the Financial Institutions Thrift Plan) not later than the first entry date coincident with or following the Merger Effective Date, with recognition of prior Pulaski service for purposes of eligibility to participate and vesting, but not benefits accrual, under such Kearny plan. Pulaski Continuing Employees (as defined below) shall participate in the Kearny Pension Plan (sponsored by the Financial Institutions Retirement Fund) not later than the first entry date coincident with or following the date of termination of the Pulaski defined benefit pension plan or cessation of benefits accruals for future service under such Pulaski plan, and with recognition of prior Pulaski service for purposes of eligibility to participate and vesting, but not benefits accrual, under such Kearny plan. In the event of a consolidation of any or all of such plans or in the event of termination of any Pulaski Employee Plan, Pulaski employees who are participants in the Pulaski Employee Plans and who continue employment with Kearny ("Continuing Employees") shall receive credit for service with Pulaski Savings (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Kearny benefit plan, or new Kearny benefit plan in which such employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such persons were subject under the Pulaski Employee Plans. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a Kearny health plan shall be required to satisfy the deductible limitations of the Kearny health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the Pulaski health plan.

         In the event of any termination or consolidation of any Pulaski health plan with any Kearny health plan, Kearny shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Kearny employees. In the event of any termination, or consolidation of any Pulaski health plan with any Kearny health plan, any pre-existing condition, limitation or exclusion in the Kearny health plan shall not apply to Continuing Employees or their covered dependents who have satisfied such pre-existing condition exclusion waiting period under a Pulaski health plan with respect to such pre-existing condition on the Merger Effective Date and who then change that coverage to Kearny's health plan at the time such Continuing Employee is first given the option to enroll in such Kearny health plan. In the event of a termination of or consolidation of any Pulaski health plan with any Kearny health plan, Continuing Employees will be required to seek reimbursement of claims arising prior to the Merger Effective Date from the Pulaski health plan and shall not be entitled to seek reimbursement of claims arising prior to the Merger Effective Date from the Kearny health plan.

         (b) It is the current intention of Pulaski Savings and Kearny to retain all current non-officer employees of Pulaski Savings, with the exception of those persons set forth in the Pulaski Disclosure Schedule or the Kearny Disclosure Schedule at Section 5.11(b). Except as provided in Section 5.11(g) hereof, nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of Pulaski who becomes an employee of Kearny. Any Pulaski employee whose employment is terminated involuntarily (other than for cause) within one year of the Merger Effective Date shall receive a lump sum severance payment equal to three weeks of their 2001 base salary for each full year of employment with Pulaski Savings, up to twenty-six weeks.

         (c) At the Merger Effective Date, the ESOP shall be terminated on such terms and conditions as contained in the ESOP (as of the date of this
Agreement). As soon as practicable after the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) of the IRC (the "Final Determination Letter"), distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Pulaski and its representatives before the Merger Effective Date, and Kearny and its representatives after the Merger Effective Date, shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If Pulaski and its representatives, before the Merger Effective Date, and Kearny and its representatives, after the Merger Effective Date, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax-qualified status, Pulaski before the Merger Effective Date, and Kearny after the Merger Effective Date, shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid only for the benefit of the ESOP Participants, as determined on the Merger Effective Date, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Pulaski or to Kearny or any affiliate thereof. At the time distribution of benefits is made under the ESOP on or after the Merger Effective Date, at the election of the ESOP Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such ESOP Participant to any qualified Kearny benefit plan that permits rollover distributions or to any eligible individual retirement account.

         (d) The  Pulaski  Savings  Bank 401(k)  Plan (the  "401(k)  Plan") and
non-contributory defined benefit pension plan (the "Defined Benefit Plan") shall be terminated as of, or prior to, the Merger Effective Date, and in connection therewith the accounts held for those employees of Pulaski who are Pulaski 401(k) Plan and Defined Benefit Plan participants and beneficiaries (the "Plan Participants") shall be fully vested on the date of such termination. As soon as practicable after receipt of a favorable determination letter from the IRS as to the tax-qualified status of the 401(k) Plan and Defined Benefit Plan under Sections 401(a) and 501(a) of the IRC upon its termination (the "Determination Letters"), all remaining account balances held under the 401(k) Plan and Defined Benefit Plan shall be distributed to, or rolled over by, Plan Participants pursuant to the distribution options available to participants under the 401(k) Plan and Defined Benefit Plan who terminate employment or otherwise separate from service. Pulaski and its representatives prior to the Merger Effective Date, and Kearny and its representatives after the Merger Effective Date, shall use their best efforts to apply for and obtain such Determination Letters from the IRS. In the event that Pulaski and its representatives prior to the Merger Effective Date, and Kearny and its representatives after the Merger Effective Date, reasonably determine that the 401(k) Plan and Defined Benefit Plan cannot obtain favorable Determination Letters, Pulaski and its representatives prior to the Merger Effective Date, and Kearny and its representatives after the Merger Effective Date, shall take such actions as they may reasonable determine, with respect to the distribution of benefits to the Plan Participants, provided that the assets of the 401(k) Plan and Defined Benefit Plan shall be held or paid only for the benefit of such Plan Participants.

         (e) Prior to Pulaski Bancorp or Pulaski Savings making any payments pursuant to any employment agreements, severance plans, non-qualified deferred compensation plans or other arrangements, Pulaski Bancorp or Pulaski Savings shall furnish Kearny with a certification by Pulaski Bancorp or Pulaski Savings' accountant and related work papers that such payment will not result in any payments from Pulaski Bancorp or Pulaski Savings to the recipient that will exceed the amount that is tax deductible to Pulaski Bancorp or Pulaski Savings under Section 280G of the IRC.

         (f) Until the Merger Effective Date, Pulaski shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the IRC and Sections 601 through 609 of ERISA ("COBRA") with respect to each Pulaski Savings qualifying beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) before the Merger Effective Date. Kearny shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each Pulaski Savings qualified beneficiary (as defined in COBRA) who incurs a qualifying event (as defined in COBRA) from and after the Merger Effective Date, and (ii) for continued health coverage under COBRA from and after the Merger Effective Date for each Pulaski Savings qualified beneficiary who incurs a qualifying event before the Merger Effective Date.

         (g) As of the Merger Effective Date, the Directors' Retirement Plan and any Supplemental Retirement Plan for Senior Officers shall be terminated and all payments thereunder shall be made in a lump sum by Pulaski on or before the Closing Date, as set forth in Pulaski Disclosure Schedule 5.11(g) or, in the case of the Directors' Retirement Plan, by Kearny in ten equal annual installments after the Closing Date, if elected in writing by any plan participant prior to the Closing Date.

         SECTION 5.12.  DUTY  TO  ADVISE;   DUTY TO  UPDATE  KEARNY  DISCLOSURE
SCHEDULE.

         Kearny shall promptly advise Pulaski of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Kearny shall update the Kearny' Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Kearny Disclosure Schedule. The delivery of such updated Schedules shall not relieve Kearny from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.


                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.01.   CONDITIONS  TO   OBLIGATIONS  OF  PULASKI  UNDER  THIS
AGREEMENT.

         The obligations of Pulaski under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Pulaski pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of Kearny to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Kearny and Pulaski Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Kearny required by this Agreement to be performed by Kearny at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Kearny in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

         (d) Approvals of Regulatory Authorities. The Bank Merger, the MHC Merger and the Mid-Tier Merger shall have received all required approvals of Regulatory Authorities and all notice and waiting periods required thereunder shall have expired or been terminated.

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Officer's Certificate. Kearny shall have delivered to Pulaski Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) and (i) of this Section
6.01 have been satisfied, to the best knowledge of the officer executing the same;

         (g) Opinion of Kearny's Counsel. Pulaski Bancorp shall have received an opinion of Malizia Spidi & Fisch, PC, counsel to Kearny, dated the Closing Date, to the effect set forth on Exhibit 6.1 attached hereto; and

         (h)  Approval  of  Pulaski  Bancorp's  Stockholders  and   Pulaski MHC
Members. This Agreement and the transactions contemplated hereby shall have been approved by:

                 (i) the stockholders of Pulaski Bancorp by such vote as is required under applicable laws of the United States and regulations and policy of the Regulatory Authorities, Pulaski Bancorp's charter and bylaws, and under Nasdaq requirements applicable to it; and

                 (ii) to the extent required by the Regulatory Authorities, by the members of Pulaski MHC by such vote as is required.

         (i) Funds Deposited with the Exchange Agent. On or prior to the Closing Date, Corporation shall have deposited or caused to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the Pulaski Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 of this Agreement.

         (i) Updated Fairness Opinion. Prior to the mailing of the Proxy Statement, Pulaski shall have received the Updated Fairness Opinion.

         Section 6.02. Conditions to the Obligations of Kearny Under this Agreement.

         The obligations of Kearny hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Kearny pursuant to Section 8.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, Pulaski MHC, Pulaski Bancorp and Pulaski Savings to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Pulaski MHC, Pulaski Bancorp and Pulaski Savings; and Kearny shall have received certified copies of the resolutions evidencing such authorizations;

         (b) Covenants. The obligations and covenants of Pulaski required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (c) Representations and Warranties. Each of the representations and warranties of Pulaski in this Agreement that is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

         (d) Approvals of Regulatory Authorities. The Merger and the formation of any required interim savings entities required in connection therewith shall have received all required approvals of Regulatory Authorities (without the imposition of any conditions that are in Kearny's reasonable judgment unduly burdensome, excluding standard conditions that are normally imposed by the Regulatory Authorities in merger transactions); and all notice and waiting periods required thereunder shall have expired or been terminated.

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) No Material Adverse Effect. Except as set forth in the Pulaski Disclosure Schedule 3.07, as of the execution date of the Agreement, since December 31, 2000, there shall not have occurred any Material Adverse Effect with respect to Pulaski Bancorp and Pulaski Savings;

         (g) Officer's Certificate. Pulaski MHC, Pulaski Bancorp and Pulaski Savings shall have delivered to Kearny a certificate, dated the Closing Date and signed, without personal liability, by the chairman of the board or president of each, to the effect that the conditions set forth in subsections
(a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same; and

         (h) Opinions of Counsel. Kearny shall have received an opinion of Muldoon Murphy and Faucette, LLP, counsel to Pulaski Bancorp, Pulaski Savings and Pulaski MHC, dated the Closing Date, to the effect set forth on Exhibit 6.2 attached hereto.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         SECTION 7.01.  TERMINATION.

         This Agreement may be terminated on or at any time prior to the Closing Date:

         (a)  By the mutual written consent of the parties hereto;

         (b)  By either Kearny or Pulaski or acting individually:

                  (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party and the breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before December 31, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; provided, however, the parties shall in good faith agree to extend such deadline for a period of an additional 120 days thereafter in the event that such parties determine that it is reasonably likely that such Closing Date will in fact occur during such extension period.

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is denied, or is granted subject to any material change in the terms of the Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

                  (iv) if the approval of the stockholders of Pulaski Bancorp and any approval of the members of Pulaski MHC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or members, as the case may be, or at any adjournment or postponement thereof; or

         (c) By Kearny if (i) as provided in Section 5.10(a)(vii), the Board of Directors of Pulaski MHC or Pulaski Bancorp withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Kearny, or (ii) in reliance on Section
5.06 of this Agreement, Pulaski MHC or Pulaski Bancorp enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

         (d) By Pulaski Bancorp or Pulaski MHC, upon two days' prior notice to Kearny, if, as a result of a Superior Proposal, the Board of Directors of Pulaski Bancorp or Pulaski MHC determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted.

         SeCTION 7.02.  EFFECT OF TERMINATION.

         (a) Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(a) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Kearny or Pulaski to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) As a condition of Kearny's willingness, and in order to induce Kearny to enter into this Agreement and to reimburse Kearny for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Pulaski will make an aggregate cash payment to Kearny of $1.5 million (the "Expense Fee") if Kearny has terminated this Agreement pursuant to Section 7.01(c) or Pulaski has terminated this Agreement pursuant to Section 7.01(d), and in such event Pulaski shall have no further liability to Kearny. Any payment required under this Section 7.02(b) shall be paid by Pulaski to Kearny (by wire transfer of immediately available funds to an account designated by Kearny) within five business days after written demand by Kearny.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.01.  EXPENSES.

         (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) In the event of any  termination  of this  Agreement  pursuant  to
Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

         SECTION 8.02.  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 5.05 and 5.11, which will survive the Merger, shall terminate on the Closing Date.

         SECTION 8.03.  AMENDMENT, EXTENSION AND WAIVER.

         Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (1) amend this Agreement, (2) extend the time for the performance of any of the obligations or other acts of either party hereto, (3) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (4) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 8.04.  ENTIRE AGREEMENT.

         Except as set forth in this Agreement, this Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement, this Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03, 5.05 and 5.11(c) and (f).

         SECTION 8.05.  NO ASSIGNMENT.

         Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         SECTION 8.06.  NOTICES.

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

         (a)      If to Kearny to:

                  Kearny Federal Savings Bank
                  614 Kearny Avenue
                  Kearny, New Jersey  07032
                  Attn:   Matthew T. McClane
                          President and Chief Executive Officer
                          John N. Hopkins
                          Executive Vice President
                  Fax:    (201) 955-1311

                  with a copy to:

                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, N.W.
                  Suite 340 West
                  Washington, DC  20005
                  Attn:  Samuel J. Malizia, Esq.
                  Fax:   (202) 434-4661

         (b)      If to Pulaski to:

                  Pulaski Savings Bank
                  130 Mountain Avenue
                  Springfield, New Jersey 07081
                  Attn:  John T. Robertson
                         President and Chief Executive Officer
                  Fax:   (973) 564-6370

                  with a copy to:

                  Muldoon, Murphy & Faucette, LLP
                  5101 Wisconsin Avenue, NW
                  Washington, DC  20016
                  Attn:  Joseph A. Muldoon, Jr., Esq.
                  Fax:   (202)966-9409

         SECTION 8.07.  CAPTIONS.

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         SECTION 8.08.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 8.09.  SEVERABILITY.

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If however, any provision of this Agreement is held invalid by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a result that is as substantially similar to the result originally intended as possible.

         SECTION 8.10.  GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New Jersey, except to the extent that Federal law shall be deemed to preempt such State law.

         SECTION 8.11.  SPECIFIC PERFORMANCE.

         The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                             KEARNY FEDERAL SAVINGS BANK


                             By:      /s/ Matthew T. McClane
                                      -----------------------------------------
                                      Matthew T. McClane
                                      President and Chief Executive Officer

                             KEARNY FINANCIAL CORP.


                             By:      /s/ Matthew T. McClane
                                      -----------------------------------------
                                      Matthew T. McClane
                                      President and Chief Executive Officer

                             KEARNY MHC


                             By:      /s/ Matthew T. McClane
                                      -----------------------------------------
                                      Matthew T. McClane
                                      President and Chief Executive Officer


                             PULASKI BANCORP, INC.


                             By:      /s/ John T. Robertson
                                      -----------------------------------------
                                      John T. Robertson
                                      President and Chief Executive Officer

                             PULASKI SAVINGS BANK


                             By:      /s/ John T. Robertson
                                      -----------------------------------------
                                      John T. Robertson
                                      President and Chief Executive Officer

                             PULASKI BANCORP, M.H.C.


                             By:      /s/ John T. Robertson
                                      -----------------------------------------
                                      John T. Robertson
                                      President and Chief Executive Officer